Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qumu Corporation:

We consent to the use of our report with respect to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Minneapolis, MN
July 18, 2014